Quest Solution, Inc. Issues Letter to Fellow Stakeholders and Partners

Conference Call Scheduled for December 20th, 2016

EUGENE, OR / ACCESSWIRE / December 15, 2016 / Quest Solution, Inc., “The Company” or “Quest” (OTCQB: QUES) announced today that Tom Miller, Interim Chief Executive Officer, issued a letter to shareholders. The text of the letter is below:

On December 6th, the Company announced that we concluded the transaction to spin off Quest Solution Canada Inc. (“QSC”) to Viascan Group Inc. (“Viascan”) with an effective date of September 30th, 2016 bringing the Company full circle on an acquisition made in October 2015. With the transaction, the fully diluted number of shares was reduced by 7,039,030 with other consideration being the assumption of Canadian liabilities by Viascan, receipt of cash, cancellation of Canadian employment contracts and a right for Quest to receive 15% of net proceeds, up to $2.3 million, should there be a change of control of QSC in the future.

Canadian Acquisition Challenges

When the Canadian operations were acquired in October of 2015, the expectation was to provide additional revenue to Quest, as well as have a favorable impact on gross margins, expand cross border account opportunities, increase purchasing power leverage, and expand Quest’s bar code label and media business by taking advantage of the Canadian production facilities. However, the merits of the acquisition were not realized due to a lack of working capital to adequately grow and sustain the label business, the complexity and costs associated with integrating the Canadian operation within Quest, a Canadian economy downturn and a slower than planned realization of synergies.

Unwinding Quest Solution Canada (QSC) And Resultant Benefits

The resulting losses and negative cash flow from QSC was requiring a transfer of working capital from the U.S. operations to Canada which was not sustainable going forward given the U.S. cash requirements for its business. After looking at multiple options the decision was made to sell the Canadian business back to Viascan as being in the best interest to all stakeholders. It allows for the simplification of the operations and reduces cost. It also frees up the investment which had been going into the Canadian business to be used to accelerate debt reduction of Quest leading to future flexibility for financial alternatives. It refocuses the Company and management attention on Quest’s strengths in mobile computing and data collection where the Company is a leader in the U.S. market. Management believes that Viascan will benefit from the transaction and will now have greater flexibility to refocus on its core business. Quest retains an interest in QSC’s future success as we will be able to receive a percentage of proceeds upon a change of control of QSC.

The Road to Success

Quest Solution, Inc. has been successful by integrating mission critical mobile computing and data collection solutions for over two decades for Fortune 1000 companies. The requirements and needs of our customers continue to evolve as they require new mobile and wireless technologies and services to make their business more competitive and profitable. The result is a continuous flow of opportunities for Quest to assist customers to evaluate, choose, implement, and support the right mobile and data collection solutions. As we focus on what we do best there is more than adequate market size, growth, and opportunity available to the Company to succeed.

Market

The Automated Data Collection and Mobile Computing market is well established and is a multi-billion-dollar market. Businesses around the world use mobile computers, bar code scanners, bar code and mobile printers, RFID, and wireless and voice technologies daily to continuously improve their supply chain and customer service. Quest is a vital partner to leading companies in Retail, Warehousing, Manufacturing, Healthcare and Transportation and Logistics ensuring - the right technologies, products, and services are being implemented to generate the appropriate Return on Investment.

Industry Outlook

The Company believes the industry outlook for Quest products and services is strong heading into 2017. We anticipate favorable increases in capital investments within the industries we serve. Consumers today are informed and impatient and want product availability when they want it, where they want it and at the best price. In response Retailer’s and in turn their entire Supply Chain are implementing new mobile and data collection technologies to be competitive and stay in front of customer requirements. This is the impetus behind a strong refresh and replacement cycle of legacy mobile technology platforms that can no longer deliver on what is needed to run the business. All of this points to a good year for our industry in 2017.

Business Model

Quest succeeds because companies rely on our nationwide field sales and field system organization to bring solutions and services that address critical application requirements within their organization. We put our resources close to our customers and by working with them we find new opportunities leading to new areas of sales growth within our account base. Quest provides high added value to companies because we design, find and implement the right solution from one of our many vendors that best fits the application requirements. Our field organization is backed up with centralized sales administration and technical services and for some of our larger customers we have online portals to make it more convenient for ordering. In 2017 we will selectively expand our sales coverage in areas where we are underserved today. We will expand the use of web based customer portals and establish an on-line platform for ordering of less complex products.

2017 Focused Objectives

Our objectives in 2017 are focusing on operational excellence and cost reduction, addressing the balance sheet debt load and putting together a business plan that does not require high revenue growth.

As we look ahead to 2017 we expect modest growth in revenue with a target of $62M - $65M. We expect continued downward pressure on hardware margins offset somewhat by growth in services for overall gross margin of 19% to 22%. We will continue our initiative of reducing recurring operating expenses to a target of 14% to 16% of net sales and an adjusted EBITDA target of 4% to 6% of net sales. This plan is a remarkable turnaround from what occurred in 2016, is realistic and puts the Company on a trend for greater success in the future.

Debt Reduction – Plan To Accelerate

There is a need for the Company to improve the balance sheet. In the second half of 2016 we reduced the supplier note payable by $3.6 million or 27%. With the divestiture of QSC, we plan to further accelerate payments in 2017 to reduce the supplier note by approximately $5 million. We are looking at other initiatives we can take during 2017 to further strengthen the balance sheet.

Management Actions Demonstrates Business Confidence

In June 2016, management converted approximately $4.5M of management debt to Series C Preferred Shares at a conversion rate of one share for each $1.00 of principal and accrued but unpaid interest due on the debt, which was significantly above the market price of our common stock. In the 4th quarter, to facilitate the QSC divestiture, management pledged personal assets as collateral to backstop the supplier note payable from a partner (Details are in our Form 8-K, http://www.otcmarkets.com/edgar/GetFilingHtml?FilingID=11723920)

Summary

We fully understand the disappointment from the shareholders over 2016 results. We believe however with the steps being taken that Quest will be restored to performance levels that will increase interest in the Company. By going “back to the future” it best positions the Company for success.

Thank you for your continued support,

Tom Miller

Interim CEO

Call Scheduled for December 20, 2016 at 4:30 p.m. ET

Tom Miller, Interim CEO, and Joey Trombino, CFO, on Tuesday, December 20, 2016 at 4:30 p.m. EST to present on general corporate matters and conduct a question and answer period.

Conference call information:

Date and time: Tuesday, December 20, 2016 at 4:30 p.m. ET

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About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices throughout the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment, and management of enterprise mobility solutions, including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share, and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care, and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” “target” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc., and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding the benefits of the QSC divestiture, 2017 objectives, financial targets, sales coverage and customer portals, our outlook, capital investment, our offerings and services to customers, operational and financial initiatives, cost reduction and profitability, debt reduction and balance sheet improvement, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

Joey Trombino, CFO
(514) 744-1000 ext. 1228
jtrombino@questsolution.com